                                   EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Miller and Jann A. Weaver, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Codorus Valley Bancorp, Inc.), to sign this Form 10-K and any or all amendments to this Form 10-K and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                           Title                                    Date
/s/ Rodney L. Krebs                 Chairman of the Board of                 3/22/05
-------------------
Rodney L. Krebs                     Directors and Director

/s/ Larry J. Miller                 President, Chief Executive Officer,      3/22/05
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Larry J. Miller                     Vice Chairman of the Board of
(Principal Executive Officer)       Directors and Director

/s/ D. Reed Anderson                Director                                 3/22/05
--------------------
D. Reed Anderson, Esq.

/s/ M. Carol Druck                  Director                                 3/22/05
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M. Carol Druck

/s/ MacGregor S. Jones              Director                                 3/22/05
----------------------
MacGregor S. Jones

                                    Director                                 3/22/05
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Dallas L. Smith

/s/ Donald H. Warner                Director                                 3/22/05
------------------------
Donald H. Warner

/s/ Michael L. Waugh                Director                                 3/22/05
--------------------
Michael L. Waugh

/s/ Jann A. Weaver                  Treasurer and Assistant Secretary        3/22/05
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Jann A. Weaver
(Principal Financial Officer)

                              Vice President and Secretary                   3/22/05
--------------------
Harry R. Swift, Esq.

/s/ Diane E. Hill             Vice President                                 3/22/05
-----------------
Diane E. Hill

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